UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 25, 2007
(Date of earliest event reported)

FFMLT 2007-FFB-SS
(Exact name of issuing entity as specified in its charter)

GS Mortgage Securities Corp.
(Exact name of depositor as specified in its charter)

Goldman Sachs Mortgage Company
(Exact name of sponsor as specified in its charter)

Delaware	333-139817-06	13-3387389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street, New York, New York		10004
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The consolidated balance sheets of XL Capital Assurance Inc. and its subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2006, incorporated by reference in this prospectus supplement, have been incorporated in the prospectus supplement by reference to Exhibit 99.1 in Security Capital Assurance Ltd’s Annual Report on Form 10-K for the year ended December 31, 2006 and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The balance sheets of XL Financial Assurance Ltd as of December 31, 2006 and 2005, and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006, incorporated by reference in this prospectus supplement, have been incorporated in the prospectus supplement by reference to Exhibit 99.2 in Security Capital Assurance Ltd’s Annual Report on Form 10-K for the year ended December 31, 2006 and have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

23.1 Consent of PriceWaterhouseCoopers, LLP Independent Auditors of XL Capital Assurance Inc. with respect to the FFMLT 2007-FFB-SS, Mortgage Pass-Through Certificates, Series 2007-FFB-SS.

23.1 Consent of PriceWaterhouseCoopers, Independent Auditors of XL Financial Assurance Ltd. with respect to the FFMLT 2007-FFB-SS, Mortgage Pass-Through Certificates, Series 2007-FFB-SS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Michelle Gill
Name:	Michelle Gill
Title:	Vice President

Dated: April 25, 2007

EXHIBIT INDEX

Exhibit Number	Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

1	23	Consent of PricewaterhouseCoopers, LLP, Independent Auditors

1	23	Consent of PricewaterhouseCoopers, Independent Auditors